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                                         FOLEY & LARDNER
                                         777 East Wisconsin Avenue, Suite 3800
                                         Milwaukee, Wisconsin  53202-5306
                                         414.271.2400 TEL
                        August 1, 2003  414.297.4900  FAX
                                         www.foleylardner.com




                                         CLIENT/MATTER NUMBER
                                         011804-0103

Denmark Bancshares, Inc.
103 East Main Street
Denmark, WI  54208-0130

Ladies and Gentlemen:

     We have acted as counsel for Denmark Bancshares, Inc., a Wisconsin corporation (the "Company"), in conjunction with the preparation of a Registration Statement on Form S-2 (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 10,850 shares of the Company's common stock, no par value (the "Common Stock").

     In connection with our representation, we have examined: (i) the Registration Statement, including the Prospectus; (ii) the Company's Articles of Incorporation and Bylaws, as amended to date; (iii) resolutions of the Company's Board of Directors relating to the authorization of the issuance of the securities subject to the Registration Statement; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

     2. The shares of Common Stock covered by the Registration Statement that are to be offered and sold by the Company, when issued and paid for in the manner contemplated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months' service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

     We consent to the use of this opinion as an exhibit to the Registration Statement and the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by
Section 7 of the Securities Act.

                                       Very truly yours,

                                       /s/ Foley & Lardner

                                       FOLEY & LARDNER